Exhibit 5

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com

May 9, 2019

Harley-Davidson, Inc. 3700 West Juneau Avenue Milwaukee, Wisconsin 53208

Re:    Harley-Davidson, Inc. Registration on Form S-8
Ladies and Gentlemen:
We have served as counsel to Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to an offering by the Company of up to a total of 10,000,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”), which may be issued pursuant to the Harley-Davidson Retirement Savings Plan for Salaried Employees, the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees, the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees and the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees (collectively, the “Plans”).

In connection with our representation, we have examined (1) the Restated Articles of Incorporation of the Company, and all amendments thereto, (2) the By-Laws of the Company, as amended through April 27, 2015, (3) the Registration Statement, (4) the Plans and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

Based upon and pursuant to the foregoing, we are of the opinion that the Shares, when issued by the Company pursuant to the terms and conditions of the Plans and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

With respect to the foregoing opinion, at one time Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’ service in any one case. This statutory provision was repealed by 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Sincerely,

/s/ Foley & Lardner LLP

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO